Exhibit 10(i)


                        HOLLIMAN STOCK PURCHASE AGREEMENT
                        ---------------------------------

         THIS HOLLIMAN STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 28th day of February, 1996, by and among TRACER DESIGN, INC., an Arizona corporation (the "Company"), with its principal office at 2231 East Camelback Road, Suite 324, Phoenix, Arizona 85016; JOHN M. HOLLIMAN III ("Holliman"), an Arizona resident whose address is 4812 E. Rovey Avenue, Paradise Valley, AZ
85253; and CHAD M. LITTLE, LONNIE A. WHITTINGTON AND JAMES A. LAYNE (collectively, the "Founders").

                                    RECITALS
                                    --------

         A. On February 13, 1996, the Company entered into that certain Series A Stock Purchase Agreement (the "Series A Stock Purchase Agreement") with WASATCH VENTURE CORPORATION and NEWTEK VENTURES II, L.P. (collectively, the "Investors") pursuant to which the Investors agreed to and did purchase Ninety Thousand (90,000) shares of Series A Preferred Stock of the Company, along with warrants for the purchase of Twenty-Two Thousand Five Hundred (22,500) shares of Series A Preferred Stock of the Company, for a total purchase price of Four Hundred Fifty Thousand Dollars ($450,000).

         B. On February 13, 1996, the Company also entered into that certain Investor Rights Agreement (the "Investor Rights Agreement") with the Investors in connection with the transactions contemplated by the Series A Stock Purchase Agreement.

         C. On February 13, 1996, the Company also entered into that certain Co-Sale Agreement (the "Co-Sale Agreement") with the Founders and the Investors (the Investors are denominated as the "Purchasers" in the Co-Sale Agreement) in connection with the transactions contemplated by the Series A Stock Purchase Agreement (the Series A Stock Purchase Agreement, the Co-Sale Agreement and the Investor Rights Agreement are collectively referred to herein as the "Agreements"). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Agreements.

         D. Holliman wishes to purchase, and the Company is willing to sell to Holliman, Five Thousand (5,000) shares of Series A Preferred Stock of the Company and a Warrant for the purchase of One Thousand Two Hundred Fifty (1,250) shares of Series A Preferred Stock of the Company for a total purchase price of Twenty-Five Thousand Dollars ($25,000) pursuant to the same terms and conditions as the Investors under the Agreements.

         ACCORDINGLY, for good and valuable consideration, the receipt of which are acknowledged by the parties, the parties agree as follows:

         1. The Company agrees to issue to Holliman Five Thousand (5,000) shares of Series A Preferred Stock of the Company and a Warrant for the purchase of One Thousand Two

Hundred Fifty (1,250) shares of Series A Preferred Stock of the Company (in the form attached as Exhibit A hereto) in exchange for a payment by Holliman to the Company of Twenty-Five Thousand Dollars ($25,000) pursuant to the same terms and conditions as the Investors under the Agreements.

         2. The Company, the Founders and Holliman agree that Holliman is a party to each of the Agreements. Holliman is entitled to all of the rights and benefits as an Investor or Purchaser under each of the Agreements, and Holliman assumes all of the obligations and responsibilities of an Investor or Purchaser under each of the Agreements, all as though Holliman were an original party thereto.

         3. The Company represents and warrants that, except as set forth in the Schedule of Exceptions, as of the date of this Agreement each of the representations and warranties contained in Section 2 of the Series A Stock Purchase Agreement are accurate and complete; however, the description of the Company's capitalization contained in Section 2.2 of the Series A Stock Purchase Agreement does not include the shares and warrants described above that have been issued to the Investors pursuant to the Series A Stock Purchase Agreement.

         4. Holliman represents and warrants that, as of the date of this Agreement, each of the representations and warranties contained in Section 3 of the Series A Stock Purchase Agreement are accurate and complete as to himself.

         5. For purposes of the notice provisions in the Agreements, notices or other communications made to Holliman shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed to Holliman at his address set forth on the first page of this Agreement, or at such other address as Holliman shall have furnished to the Company.

         6. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which shall constitute one instrument.

         7. The closing for the transactions contemplated by this Agreement shall take place at such time and place as is mutually agreeable to the Company and Holliman. The Company's obligation to close is also conditioned upon its receipt of a consent and waiver from the Investors to the transactions contemplated hereby in form and substance acceptable to such Investors and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                                     THE COMPANY:

                                                     TRACER DESIGN, INC.



                                                     By: /s/  Chad M. Little
                                                        -----------------------
                                                     Title:      President
                                                           --------------------



                                                     HOLLIMAN:


                                                     /s/ John M. Holliman III
                                                     --------------------------
                                                     John M. Holliman III


                                                     THE FOUNDERS:


                                                     /s/ Chad M. Little
                                                     --------------------------
                                                     Chad M. Little


                                                     /s/  Lonnie A. Whittington
                                                     --------------------------
                                                     Lonnie A. Whittington


                                                     /s/  James A. Layne
                                                     --------------------------
                                                     James A. Layne
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